UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2004

MCCARTHY GRENACHE, INC,
(Exact name of registrant as specified in its charter)

Nevada	88-0412635
(State of organization)	(I.R.S. Employer Identification No.)

1516 E Tropicana Ave Suite 195, Las Vegas 89119
(Address of principal executive offices)

Registrant’s telephone number, including area code (702) 597-2786

Item 8. Other Events and Regulation FD Disclosure

On August 24, 2004, the Company via its subsidiary: KSDR-LRS entered into a partnership agreement with a third party, effective June 15, 2004 for developing real estate projects in the Premantura area — Republic of Croatia. The Company (via its subsidiary) will own 66.67% of the partnership.

The partnership intends to develop up to 65 residential units in phases. The scope of the project is estimated to exceed 3,000,000 euros (about $3.9M), and per the partnership agreement, it is the Company’s responsibility to fund the partnership as necessary

Item 9. Exhibit

We are filing the exhibits listed below with this Report:

10.1 Partnership Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New McCarthy GrenacheBy:
/s/ Guy Ravid
Guy Ravid,Director

Dated: August 26, 2004